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                                                                      EXHIBIT 10


                            QUAKER STATE CORPORATION
                                 SEVERANCE PLAN

                             As Amended and Restated
                          Effective September 30, 1998

     WHEREAS, Quaker State Corporation (the "Company") adopted the Quaker State Corporation Severance Plan (the "Plan") effective March 31, 1988; and

     WHEREAS, the Company amended and restated the Plan effective September 30, 1988; and

     WHEREAS, pursuant to Subsections 8(a) and (b) of the Plan, the Company has the right to amend the Plan at any time by action of the Board of Directors of the Company provided that no amendment of the Plan may be made which will deprive any participant of amounts already in payment status under the Plan at the time of the amendment or of amounts payable with respect to events occurring prior to the amendment; and

     WHEREAS, no amendment of the Plan may be made for a period of three years following a Change of Control (as defined in the Plan), and any amendment made thereafter will not be applicable to events occurring prior to the amendment; and

     WHEREAS, the Company desires to amend the Plan prior to the date of the merger of the Company with a subsidiary of Pennzoil Products Company pursuant to the Merger Agreement dated as of April 14, 1998, as amended, to clarify that the merger shall be deemed to be a Change of Control as defined in the Plan, to increase the Severance Allowance payable under the Plan so that a Participant shall receive a Severance Allowance based on portions of an Employment Period (as defined in the Plan) that are less than a full year and to require a release for payment of a Severance Allowance under the Plan;

     NOW, THEREFORE, the Plan shall be amended as follows:

     1. SECTION 3(d)(4) OF THE PLAN IS HEREBY AMENDED TO ADD THE FOLLOWING SENTENCE TO THE END THEREOF:

     Notwithstanding any other provision of this Section 3, the merger of the Company with a subsidiary of Pennzoil Products Company pursuant to the Merger Agreement dated as of April 14, 1998 (as amended, the "Merger Agreement") shall be deemed to be a Change of Control effective as of the date the Company's stockholders shall adopt the Merger Agreement, but subject to the consummation of such merger.

     2. THE INTRODUCTORY PARAGRAPH ONLY OF SECTION 4 OF THE PLAN IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

4. Eligibility. An employee shall become a participant in the Plan entitled to a Severance Allowance on the date the employment of the Employee is terminated if (a) the termination of employment of the Employee follows a Change of Control, (b) the termination of employment of the Employee is by employer action (excluding, by way of illustration and not limitation, termination of employment by reason of voluntary retirement, disability, death or quit), and (c) the Employee enters into a separation agreement containing a standard release in the form and pursuant to procedures reasonably established by the Administrator; provided, however, that:


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     3.   THE FIRST TWO PARAGRAPHS ONLY OF SECTION 5 OF THE PLAN ARE HEREBY
AMENDED IN THEIR ENTIRETY TO READ AS FOLLOWS:

5. Severance Allowance. The total Severance Allowance payable with respect to a Participant whose Employment Period is at least one full year will be the sum of (a) two weeks of Earnings for each full year of the Employment Period, (b) one day of Earnings for each full month, and one day of Earnings for any partial month, in the Employment Period following the last full year of the Employment Period, and (c) pro rata vacation pay earned but not taken as of the Termination Date. The portion of the Severance Allowance payable under Subsection 5(b) shall not exceed a maximum of 10 days of Earnings, and the total Severance Allowance payable under Subsections 5(a) and 5(b) shall not exceed two years of Earnings (520 work days). The total Severance Allowance payable with respect to a Participant whose Employment Period is less than one full year will be the sum of (x) two weeks of Earnings, and (y) pro rata vacation pay earned but not taken as of the Termination Date.

          The Severance Allowance payments shall be made semi-monthly over a Severance Allowance Period equal to the number of weeks of Earnings to be paid, and the amount of each payment shall be calculated by dividing the total Severance Allowance by the portion of the Severance Allowance Period represented by the payment. The Severance Allowance Period shall commence with the Termination Date (or, in the case of a Participant who is eligible to receive payments pursuant to Section 4(d) of the Quaker State Retention Pay Plan, on the later of January 1, 1999 or the Termination Date) and continue through the time for which the last payment of Severance Allowance is made. Each payment of the Severance allowance will be subject to applicable tax and other required withholding.

This Amendment is adopted and effective this 21st day of September, 1998.

                                               QUAKER STATE CORPORATION

                                         By:    /s/ Paul E. Konney
                                               --------------------------------
                                               Paul E. Konney
                                         Its:  Sr. V.P., Gen'l Counsel & Sec'y
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